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Exhibit 10.25

December 18, 2002

      Re: Employment and Severance Benefits Agreement between you and Scientific Games International, Inc. (formerly Scientific Games Inc.), dated as of September 6, 2000

Dear                         :

        Your Employment and Severance Benefits Agreement is scheduled to expire on September 6, 2003. In recognition of your performance and the company's desire to provide you with the benefit of a continued employment agreement, we wish to extend the term of your employment agreement as described below.

        Commencing September 6, 2003 and on each anniversary date thereafter, the term of your employment agreement shall be automatically extended and renewed for an additional one year period, so long as you remain employed by the company. If your employment is terminated "without cause" or by "constructive termination" (as those terms are described in your employment agreement), then you will be entitled to receive the benefits described in Section 8 of the agreement for one full year from the date of your termination, together with those other benefits which are stated to accompany your termination under such circumstances. If your employment is terminated for "Just and Substantial Cause" or "voluntarily" (as those terms are described in your employment agreement), then you will not be entitled to any of these benefits. All other terms and conditions of your employment agreement remain in effect.

        This letter amends your employment agreement. Upon your agreement with the terms and conditions above, please sign in the space below and return one copy to C. Gray Bethea, Jr. to be placed with the company's copy of your employment agreement.

        We look forward to a long and continued working relationship with you.

Very truly yours,
By:	/s/ A. LORNE WEIL A. Lorne Weil Chairman of the Board of Directors and Chief Executive Officer

Agreed and accepted this              day of                         , 2002.

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  Exhibit 10.25